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Exhibit 10.4

AMENDMENT AGREEMENT NO. 3

to that certain

LOAN AND SECURITY AGREEMENT

        This AMENDMENT AGREEMENT NO. 3 (this "Amendment"), dated as of January 2, 2004, is among GANDER MOUNTAIN COMPANY (the "Borrower"), FLEET RETAIL FINANCE INC. and the other lending institutions from time to time party to the Loan Agreement (as hereinafter defined) (collectively, the "Revolving Credit Lenders"), and FLEET RETAIL FINANCE INC. as agent (the "Agent") for itself and the other Revolving Credit Lenders.

        WHEREAS, the Borrower, the Agent and the Revolving Credit Lenders are parties to that certain Loan and Security Agreement, dated as of December 19, 2001 as amended by the Amendment Agreement No. 1, dated as of May 23, 2003, and the Amendment Agreement No. 2, dated as of June 4, 2003 (as so amended and as otherwise amended and in effect from time to time, the "Loan Agreement"), pursuant to which the Revolving Credit Lenders, upon certain terms and conditions, have agreed to make loans to, and to cause the issuance of letters of credit for the benefit of, the Borrower;

        WHEREAS, General Electric Capital Corporation shall become Documentation Agent and The CIT Group/Business Credit, Inc. shall become the Collateral Agent; provided, however, such classifications shall not change the definition of Agent contained in the Loan Agreement; and

        WHEREAS, the Borrower has requested that the Agent and the Revolving Credit Lenders agree, and the Agent and the Revolving Credit Lenders have agreed, on the terms and subject to the conditions set forth herein, to amend certain of the terms and provisions of the Loan Agreement;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        §1.    Defined Terms.    Capitalized terms which are used herein without definition and which are defined in the Loan Agreement shall have the same meanings herein as in the Loan Agreement.

        §2.    Amendments to Loan Agreement.

          (a)   Article I of the Loan Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

            "Adjustment Date": August 1, 2004 and each November 1, February 1, May 1, and August 1 thereafter.";

            "Corporate Entities": Holiday Companies and Lyndale Terminal Co."; and

            "Rate Adjustment Period": Is defined in the definition of Applicable Margin.".

          (b)   The definition of "Amendment Effective Date" contained in Article I of the Loan Agreement is hereby restated in its entirety as follows:

            "Amendment Effective Date": January 2, 2004.".

          (c)   The definition of "Applicable Margin" contained in Article I of the Loan Agreement is hereby restated in its entirety as follows:

            "Applicable Margin": For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin per annum set forth in the table below opposite to the Borrower's applicable EBITDA as determined for the applicable period consisting of the twelve (12) consecutive months ending on or about the calendar quarter ending immediately prior to the applicable Rate Adjustment Period pertaining to such Adjustment Date:

LEVEL	EBITDA	LIBOR RATE APPLICABLE MARGIN	BASE RATE APPLICABLE MARGIN
I	Greater than or equal to $42,500,000	1.75%	0.00%
II	Greater than or equal to $30,000,000 and less than $42,500,000	2.00%	0.50%
III	Greater than or equal to $17,000,000 and less than $30,000,000	2.25%	0.75%
IV	Less than $17,000,000	2.50%	1.00%

            Notwithstanding the foregoing, from and after the Amendment Effective Date through July 31, 2004, the Applicable Margin shall be set at the amount set forth opposite Level IV above.

            Furthermore, any delay by the Borrower in delivering the financial statements and reports required to be delivered by the Borrower pursuant to Section 6.5 shall, at the Agent's option, result in the Applicable Margin being set at the amount set forth opposite Level IV above or such other Level as determined by the Agent until the next Adjustment Date.".

          (d)   The definition of "Appraised Inventory Percentage" contained in Article I of the Loan Agreement is hereby amended by inserting the following clause at the end of such definition:

            ", provided further, the Appraised Inventory Percentage shall not exceed Eighty Five Percent (85%) if Holiday Companies, the Affiliates of Holiday Companies and the members of the Erickson Family shall collectively cease to own or control (through voting trusts or otherwise), directly or indirectly at least Seventy Five Percent (75%) of the issued and outstanding stock of the Borrower.".

          (e)   The definition of "Change in Control" contained in Article I of the Loan Agreement is hereby restated in its entirety as follows:

            "Change in Control": The occurrence of any of the following:

            (a)   Holiday Companies, the Affiliates of Holiday Companies and the members of the Erickson Family shall (i) collectively cease to own or control (through voting trusts or otherwise), directly or indirectly, at least Fifty One Percent (51%) of the issued and outstanding common and preferred stock, on an as converted basis, of the Borrower, provided, that, with the consent of the Agent such ownership percentage can be further reduced to an amount not less than Thirty Five Percent (35%) or (ii) cease to have the power to elect at least two members of the board of directors of the Borrower.

            (b)   The members of the Erickson Family, acting together, shall not have the right to elect a majority of the directors of Holiday Companies.

            (c)   The Erickson Family shall not, either directly or indirectly, own at least Eighty Percent (80%) of the issued and outstanding stock of Holiday Companies.".

          (f)    The definition of "Maturity Date" contained in Article I of the Loan Agreement is hereby restated in its entirety as follows:

            "Maturity Date": June 30, 2007.".

          (g)   The definition of "Maximum Revolving Credit Ceiling" contained in Article I of the Loan Agreement is hereby restated in its entirety as follows:

            "Maximum Revolving Credit Ceiling": $175,000,000, as the same may be increased or decreased from time to time in accordance with the provisions of Sections 2.15, 16.5 and 16.6 hereof up to an aggregate amount not to exceed $200,000,000.".

          (h)   The definition of "Swingline Loan Ceiling" contained in Article I of the Loan Agreement is hereby restated in its entirety as follows:

            "Swingline Loan Ceiling": $15,000,000 (subject to increase as provided in section 15.4).".

          (i)    Section 2.14 of the Loan Agreement is hereby amended by deleting the amount of "0.375%" which appears in such section and substituting in place thereof the amount of "0.30%".

          (j)    Section 2.15 of the Loan Agreement is hereby amended by restating such section in its entirety as follows:

            "2.15.    EARLY TERMINATION FEE.

            (a)   Subject to the provisions of Section 2.15(b), in the event that the Termination Date occurs, on or prior to the second anniversary of the Amendment Effective Date, the Borrower shall pay to the Agent, for the benefit of the Revolving Credit Lenders, the "Revolving Credit Early Termination Fee" (so referred to herein) determined and payable as follows:

                (i)  0.75% of the highest Maximum Revolving Credit Ceiling if the Termination Date occurs on or before the first anniversary of the Amendment Effective Date.

               (ii)  0.50% of the highest Maximum Revolving Credit Ceiling if the Termination Date occurs after the first anniversary of the Amendment Effective Date but on or before the second anniversary of the Amendment Effective Date.

            (b)   No Revolving Credit Early Termination Fee shall be payable (i) after the second anniversary of the Amendment Effective Date or (ii) if the Termination Date occurs as a result of funds borrowed from FRFI, Fleet National Bank or any of their Affiliates.

            (c)   The Revolving Credit Early Termination Fee shall be allocated to the Revolving Credit Lenders pro rata based upon their Revolving Credit Dollar Commitment.

            (d)   The Borrower shall have no right to reduce the Maximum Revolving Credit Dollar Ceiling, provided, however, that in connection with the sale or issuance of any of its equity interests to any Person, in terms satisfactory to the Agent, the Borrower shall, with at least 3-Business Days prior written notice to the Agent, have the right to reduce the Maximum Revolving Credit Ceiling by $5,000,000 or an integral multiple thereof, provided, however, that no such reduction in the Maximum Revolving Credit Ceiling shall be greater than $75,000,000 in the aggregate and that no reduction in the Maximum Revolving Credit Ceiling may be reinstated.".

          (k)   Section 2.18(b)(i) of the Loan Agreement is hereby amended by restating such section in its entirety as follows:

            "(i)  The aggregate Stated Amount of all L/C's then outstanding, does not exceed Thirty Five Million Dollars ($35,000,000).".

          (l)    Sections 5.2(a) and 5.2(c) of the Loan Agreement is hereby amended by inserting the following clause at the end of such sections:

            ", provided, that, with the consent of the Agent and pursuant to documentation acceptable to the Agent, including without limitation documentation modifications to the Security Documents required by the Agent, the Borrower may change its State of organization to the State of Minnesota.".

          (m)  Section 5.2 of the Loan Agreement is hereby amended by inserting the following subsection at the end of such section:

            "(h) As of the Amendment Effective Date, the Corporate Entities own or control (through voting trusts or otherwise), directly or indirectly at least Eighty Seven Percent (87%) of the issued and outstanding common and preferred stock, on an as converted basis, of the Borrower."

          (n)   Section 5.5(b) of the Loan Agreement is hereby amended by restating the first paragraph of such section as follows:

            "The Borrower shall not remove any of the Collateral from said chief executive office, those locations listed in the Perfection Certificate, temporary locations in connection with trade shows to the extent permitted by Section 5.5(a), temporary staging areas in connection with new store openings the location of which has been disclosed to the Agent, or those other locations for which the Borrower has provided the Agent notice in accordance with Section 5.5(a), except for the following purposes:".

          (o)   Section 5.7(a)(iv) of the Loan Agreement is hereby amended by restating such section in its entirety as follows:

          "(iv)  Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or under any Capitalized Lease (including, but not limited to, Indebtedness or Capitalized Lease obligations secured by a lien on the Borrower's aircraft in an aggregate amount not to exceed $2,500,000), provided that the aggregate principal amount of such Indebtedness or the Borrower shall not exceed the aggregate amount of $20,000,000 at any one time.".

          (p)   Section 5.7(a)(vii) of the Loan Agreement is hereby amended by deleting the amount of "$3,000,000" which appears in such section and substituting in place thereof the amount of "$25,000,000".

          (q)   Section 5.20(a) of the Loan Agreement is hereby amended by deleting the words "or make any other distribution" which appear in such section from such section.

          (r)   Section 5.20(b) of the Loan Agreement is hereby amended by deleting the amount of "$500,000" which appears in such section and substituting in place thereof the amount of "$2,500,000."

          (s)   Section 5.20(k) of the Loan Agreement is hereby amended by restating such section in its entirety as follows:

            "(k) Repay any principal or pay any interest on the Supplemental Holiday Subordinated Debt, provided, however, that the Borrower shall be permitted (i) to prepay principal and accrued interest on the Supplemental Holiday Subordinated Debt in an amount equal to the net cash proceeds received by the Borrower in connection with the issuance of any capital stock constituting common or preferred equity (so long as any such preferred equity does not provide for scheduled or mandatory redemptions or the current payment of dividends) issued by the Borrower following the Closing Date, (ii) to repay in full or in part the outstanding principal amount of the Supplemental Holiday Subordinated Debt at any time after October 31, 2004, so long as (A) the Borrower evidences compliance with the minimum amount of EBITDA (calculated without giving effect to the amount of any

    Supplemental Holiday Subordinated Debt) set forth in Section 6.11 hereof for the month most recently ended, (B) the Borrower evidences Availability as of the date of such repayment (after giving effect to such repayment) of at least $15,000,000, and (C) the Borrower is not InDefault (in each case as evidenced by a compliance certificate), and (iii) to pay interest on the Supplemental Holiday Subordinated Debt so long as the Borrower is not InDefault (as evidenced by a compliance certificate).".

          (t)    Section 6.7(b)(ii) of the Loan Agreement is hereby amended by restating such section in its entirety as follows:

           "(ii)  It is a primary intention of the Borrower, in its engagement of such accountants, to satisfy the financial reporting requirements set forth in this Article 6.".

          (u)   Section 6.7(d) of the Loan Agreement is hereby deleted in its entirety.

          (v)   Section 6.9(b) of the Loan Agreement is hereby amended by restating the first paragraph of such section in its entirety as follows:

            "(b) The Borrower, at its own expense, shall cause not less than One (1) physical inventory (which may include cycle counts of different locations at different times) to be undertaken in each Twelve (12) month period during which this Agreement is in effect (the spacing of the scheduling of which inventories shall be subject to the Agent's discretion) conducted by such inventory takers as are satisfactory to the Agent and following such methodology as may be satisfactory to the Agent.".

          (w)  Section 6.11 of the Loan Agreement is hereby amended by restating such section in its entirety as follows:

            "6.11.    MINIMUM OPERATING CASH FLOW AND MINIMUM EBITDA.

              (a)   Commencing with the year ended January 31, 2004, the Borrower will not permit Operating Cash Flow as at the end of any Reference Period (for which an Operating Cash Flow amount is set out) described in the table set forth on Schedule 6.11, annexed hereto to be less than the amount set forth opposite such period in such table.

              (b)   Commencing with the month ended November 29, 2003, the Borrower will not permit EBITDA as of the end of any Reference Period described in the table set forth on Schedule 6.11, annexed hereto to be less than the amount set forth opposite such period in such table.".

          (x)   Section 6.12 of the Loan Agreement is hereby deleted in its entirety.

          (y)   Article XI of the Loan Agreement is hereby amended by inserting the following section at the end of such article:

            "11.15.    Failure to Distribute Proceeds to Borrower in Case of Disposition of Borrower's Stock by Corporate Entities.    In connection with any sale, disposition or transfer of any shares of stock of the Borrower (or any rights that either of the Corporate Entities has in such shares of stock of the Borrower) held by either of the Corporate Entities after the Amendment Effective Date (each a "Corporate Entities Sale"), the failure by the Borrower to have received proceeds from the sale of its stock prior to or in connection with such Corporate Entities Sale equal to, in the aggregate, not less than (a) until such time as the Borrower has received $37,500,000 on account of stock sales after the Amendment Effective Date, Seventy Five Percent (75%) of the sum of (i) the aggregate proceeds received by the Borrower on account of stock sales after the Amendment Effective Date plus (ii) the aggregate amount of proceeds received by the Corporate Entities on account of Corporate Entities Sales after the Amendment Effective Date (such combined amount, the "Aggregate Sale Proceeds") plus (b) after the Borrower has received $37,500,000, but prior to the Borrower having received $50,000,000 on account of stock sales after the Amendment Effective Date, Twenty Five Percent (25%) of the Aggregate Sale Proceeds, plus (c) after the Borrower has received $50,000,000 on account of stock sales after the Amendment Effective Date, Fifty Percent (50%) of the Aggregate Sale Proceeds plus (d) prior to October 31, 2004 any Aggregate Sale Proceeds not received by the Borrower pursuant to clauses (a), (b) and (c) above shall be applied toward repayment of any outstanding principal or interest on the Supplemental Holiday Subordinated Debt.".

          (z)   Section 16.5 of the Loan Agreement is hereby amended by restating the first paragraph of such section as follows:

            "Subject to the terms of Section 16.6 herein, the Borrower may, with the consent of the Agent, request Eligible Assignees (each such Eligible Assignee, an "Acceding Revolving Credit Lender") to become party to this Credit Agreement by entering into an Instrument of Accession in substantially the form of EXHIBIT F hereto (an "Instrument of Accession") with the Borrower and the Agent and assuming thereunder a Revolving Credit Dollar Commitment, in an amount to be agreed upon by the Borrower, such Acceding Revolving Credit Lender and the Agent, to make Revolving Credit Loans and participate in the risk relating to the Letters of Credit pursuant to the terms hereof, and the Maximum Revolving Credit Ceiling shall thereupon be increased by the amount of such Acceding Revolving Credit Lender's Revolving Credit Dollar Commitment; provided, however, that (a) the Agent shall have given its prior written consent to such accession and (b) in no event shall the Maximum Revolving Credit Ceiling be increased under any one or more of such Instruments of Accession so as to exceed, in the aggregate, $200,000,000. On the effective date specified in any Instrument of Accession, SCHEDULE 2.22 hereto shall be deemed to be amended to reflect (a) the name, address, Revolving Credit Dollar Commitment and Revolving Credit Percentage Commitment of such Acceding Revolving Credit Lender, (b) the Maximum Revolving Credit Ceiling as increased by such Acceding Revolving Credit Lender's Revolving Credit Dollar Commitment, and (c) the changes to the other Revolving Credit Lenders' respective Revolving Credit Percentage Commitments and any changes to the other Revolving Credit Lenders' respective Revolving Credit Dollar Commitments (in the event such Revolving Credit Lender is also the Acceding

    Revolving Credit Lender) resulting from such assumption and such increased Maximum Revolving Credit Ceiling.".

          (aa) Article 16 of the Loan Agreement is hereby amended by inserting the following new Section 16.6 at the end thereof:

            "16.6.    OPTIONAL INCREASE OF MAXIMUM REVOLVING CREDIT CEILING.    So long as an Event of Default shall not have occurred and be continuing or would result therefrom, and subject to all terms and conditions set forth in the Loan Agreement, the Borrower may request, by prior written notice to the Agent, that the Maximum Revolving Credit Ceiling be increased up to $200,000,000. The Borrower may, after initially requesting the existing Revolving Credit Lenders to increase on a pro rata basis their respective Revolving Credit Dollar Commitments and after receiving confirmation in writing that such Revolving Credit Lenders do not wish to increase their respective Revolving Credit Dollar Commitments (or if the aggregate desired increase in Revolving Credit Dollar Commitment by the existing Revolving Credit Lenders is not sufficient to satisfy the increase in the Maximum Revolving Credit Ceiling requested by the Borrower), solicit Eligible Assignees to become new Revolving Credit Lenders pursuant to the terms of Section 16.5 herein, provided, that (a) each Person that becomes a new Revolving Credit Lender shall agree to become a party to, and shall assume and agree to be bound by, this Loan Agreement, subject to all terms and conditions thereof; (b) no Revolving Credit Lender shall have an obligation to the Borrower to increase its Revolving Credit Dollar Commitment; and (c) in no event shall the addition of any Revolving Credit Lender increase the Maximum Revolving Credit Ceiling to an amount greater than $200,000,000.".

          (bb) Section 17.1 of the Loan Agreement is hereby amended by (i) deleting the words "Robert Klein," which appear in such section from such section and (ii) replacing the words "4567 West 80th Street" which appear in such section and substituting in place thereof the words "4567 American Boulevard West".

          (cc) SCHEDULE 2.22 to the Loan Agreement is replaced in its entirety by the SCHEDULE 2.22 attached hereto.

          (dd) SCHEDULE 5.2 to the Loan Agreement is replaced in its entirety by the SCHEDULE 5.2 attached hereto.

          (ee) SCHEDULE 5.6 to the Loan Agreement is replaced in its entirety by the SCHEDULE 5.6 attached hereto.

          (ff)  SCHEDULE 5.7 to the Loan Agreement is replaced in its entirety by the SCHEDULE 5.7 attached hereto.

          (gg) SCHEDULE 5.8 to the Loan Agreement is replaced in its entirety by the SCHEDULE 5.8 attached hereto.

          (hh) SCHEDULE 5.14 to the Loan Agreement is replaced in its entirety by the SCHEDULE 5.14 attached hereto.

          (ii)   SCHEDULE 5.18 to the Loan Agreement is replaced in its entirety by the SCHEDULE 5.18 attached hereto.

          (jj)   SCHEDULE 5.19 to the Loan Agreement is replaced in its entirety by the SCHEDULE 5.19 attached hereto.

          (kk) SCHEDULE 5.24 to the Loan Agreement is replaced in its entirety by the SCHEDULE 5.24 attached hereto.

          (ll)   SCHEDULE 5.26 to the Loan Agreement is replaced in its entirety by the SCHEDULE 5.26 attached hereto.

          (mm) SCHEDULE 6.11 to the Loan Agreement is replaced in its entirety by the SCHEDULE 6.11 attached hereto.

          (nn) SCHEDULE 8.1 to the Loan Agreement is replaced in its entirety by the SCHEDULE 6.11 attached hereto.

          (oo) SCHEDULE 8.2 to the Loan Agreement is replaced in its entirety by the SCHEDULE 8.2 attached hereto.

        §3.    Affirmation and Acknowledgment of the Borrower.    The Borrower hereby ratifies and confirms all of its Obligations to the Revolving Credit Lenders, including, without limitation, the Revolving Credit Loans, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Revolving Credit Lenders all indebtedness, obligations and liabilities in respect of the Revolving Credit Loans, the Letters of Credit, and all other amounts due under the Loan Agreement as amended hereby. The Borrower hereby confirms that the Obligations are and remain secured pursuant to the Loan Documents and pursuant to all other instruments and documents executed and delivered by the Borrower as security for the Obligations.

        §4.    Representations and Warranties.    The Borrower hereby represents and warrants to the Revolving Credit Lenders as follows:

          (a)   The execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of its obligations and agreements under this Amendment and the Loan Agreement as amended hereby, are within the corporate authority of the Borrower, have been duly authorized by all necessary corporate proceedings on behalf of the Borrower and do not and will not contravene any provision of law, statute, rule or regulation to which the Borrower is subject or any of the Borrower's charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon the Borrower, the non-compliance with which would materially adversely affect the business, assets or financial condition of the Borrower.

          (b)   This Amendment and the Loan Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights in general, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c)   No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrower of this Amendment or the Loan Agreement as amended hereby.

          (d)   The representations and warranties contained in Article V of the Loan Agreement are true and correct at and as of the date made and as of the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by this Loan Agreement and the other Loan Documents, changes which have been disclosed to the Agent and the Revolving Credit Lenders prior to the date hereof and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

          (e)   The Borrower has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, the Borrower is not InDefault and there exists no Event of Default.

        §6.    Effectiveness.    This Amendment shall become effective upon the receipt by the Agent of each of the following:

          (a)   a fully executed counterpart hereof signed by the Borrower and all Revolving Credit Lenders.

          (b)   a certificate from a duly authorized officer of the Borrower, on behalf of the Borrower (i) of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with this Amendment and any other documents executed in connection therewith, and (ii) attesting to the true signatures of each Person authorized as a signatory.

          (c)   an opinion of counsel to the Borrower addressed to the Revolving Credit Lenders, such opinion to be in form and substance satisfactory to the Agent.

          (d)   the amendment fee letter signed by the Borrower along with all fees due in connection therewith.

          (e)   amended Revolving Credit Notes signed by the Borrower reflecting the Revolving Credit Lenders' new Revolving Credit Dollar Commitment.

        §7.    Miscellaneous Provisions.

          (a)   Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Loan Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Loan Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Loan Agreement shall be read and construed as one instrument.

          (b)   This Amendment is intended to take effect as an agreement under seal and shall be construed according to and governed by the laws of The Commonwealth of Massachusetts.

          (c)   This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

          (d)   The Borrower agrees to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment (including reasonable legal fees).

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

GANDER MOUNTAIN COMPANY
By:	/s/ DENNIS M. LINDAHL
Title: EVP & CFO
FLEET RETAIL FINANCE INC., as Agent and as a Revolving Credit Lender
By:	/s/ SALLY A. SHEEHAN
Name: Sally A. Sheehan Title: Managing Director Fleet Retail Finance Inc.
WELLS FARGO FOOTHILL, INC., formally known as Foothill Capital Corporation as Syndication Agent and as a Revolving Credit Lender
By:	/s/ BRAD ENGEL
Name: Brad Engel Title: Assistant Vice President
THE CIT GROUP/BUSINESS CREDIT, INC., as a Revolving Credit Lender
By:	/s/ ADRIAN AVALOS
Name: Adrian Avalos Title: Vice President

WHITEHALL BUSINESS CREDIT CORPORATION, as a Revolving Credit Lender
By:	/s/ JOHN L. PALERMO
Name: John L. Palermo Title: V.P.
GENERAL ELECTRIC CAPITAL CORPORATION, as a Revolving Credit Lender
By:	/s/ STEPHEN M. METIVIER
Name: Stephen M. Metivier Title: Duly Authorized Signatory

Schedule 2.22

Revolving Credit Lenders' Commitments

REVOLVING CREDIT LENDER	Maximum Revolving Credit Dollar Limit	Revolving Credit Percentage Commitment
Fleet Retail Finance, Inc. 40 Broad Street Boston MA 02109 Attn: Sally A. Sheehan Fax: 617-434-4339	$50,000,000	28.57143%
General Electric Capital Corporation 800 Connecticut Ave. 2N Norwalk, CT 06854 Attn: Nicholas Cayer Fax: 203-852-3670	$50,000,000	28.57143%
The Cit Group/Business Credit, Inc. 300 South Grand Ave. 3rd Floor Los Angeles, CA 90071 Attn: Adrian Avalos Fax: 213-6132582	$35,000,000	20.00%
Foothill Corporation 2450 Colorado Avenue, Suite 3000 Santa Monica, CA 90404 Attn: Brad Engel Fax: 310-453-7446	$25,000,000	14.28572%
Whitehall Business Credit Corporation 45 Braintree Hill Office Park, Suite 303 Braintree, MA 02184 Attn: John Palermo Fax: 781-849-140	$15,000,000	8.57142%

Schedule 5.2
To Loan and Security Agreement

CORPORATE INFORMATION

(Gander Mountain Company)
Affiliates of Borrower

Affiliate	Formation State
Burnsville SPE, LLC	Delaware
Cass Oil Co.	North Dakota
Cedar Fails Oil Co.	Iowa
Cellresin Technologies, LLC	Minnesota
Erickson Petroleum Corporation	Minnesota
Fairco Foods, Inc.	Iowa
Fairway Foods, Inc.	Minnesota
Fairway Foods of Michigan, Inc.	Michigan
Fairway insurance Agency, Inc.	Iowa
Fairway Retail Operations, Inc.	Minnesota
Fontenelle Oii Co.	Nebraska
Fort Dodge Oil Co.	Iowa
Fridley SPE, LLC	Delaware
Holiday Alaska, Inc.	Alaska
Holiday Companies	Minnesota
Holiday Diversified Services, Inc.	Minnesota
Holiday SPE, LLC	Delaware
Holiday Stationstores, Inc.	Minnesota
Holiday/Brooklyn Park LLC	Minnesota
Holiday/Gorman LLC	Minnesota
Holiday/LaCrosse LLC	Minnesota
Holiday/Maple Grove LLC	Minnesota
Holiday/Minot LLC	Minnesota
Holiday/Rogers LLC	Minnesota
Independent Diversified Transportation, Inc.	Minnesota
Indianhead Oil Co., Inc.	Wisconsin
Innovative Technologies, Inc.	Minnesota
Ironwood Oil Co.	Michigan
Lyndale Terminal Co.	Minnesota
Newport Terminal Corporation	Minnesota
Northstar Petroleum, Inc.	Washington
Paladin Technologies, Inc.	Minnesota
Peshtigo S F Food Corporation	Wisconsin
Plymouth SPE, LLC	Delaware
Rocky Mountain Oil, Inc.	Montana
Spencer Oil Co.	Iowa
World Wide Ex-lrri, Inc.	Minnesota
World Wide SPE, LLC	Delaware
World Wide, Inc.	Minnesota

Schedule 5.6
To Loan and Security Agreement

ENCUMBRANCES

(Gander Mountain Company)

        1.     Noncompetition Agreement dated May 16, 1996 between Cabela's Incorporated, Gander Mountain, Inc. and GMO, Inc. (assumed by and currently applicable to Borrower). This Agreement restricts the use of certain of Borrower's trademarks, which are Collateral, in connection with any "Direct Marketing Business" (as defined in the Noncompetition Agreement).

Schedule 5.7
To Loan and Security Agreement

INDEBTEDNESS

(Gander Mountain Company)

Outstanding Letters of Credit

Beneficiary	Amount
I. Documentary Import
MB Sport LLC	119,419
MB Sport LLC	976,583
MB Sport LLC	23,640
MB Sport LLC	231,266
Yuong Lee Industries (PTE) LTD.	18,926
Seatoman Far East Limited	132,159
Foreign Sources, LTD.	45,542
Foreign Sources, LTD.	20,704
Foreign Sources, LTD.	218,916

1,787,155
II. Standby
Connecticut General Life Insurance Co.	1,190,000

Schedule 5.8
To Loan and Security Agreement

INSURANCE POLICIES

(Gander Mountain Company)

Carrier/Policy Number	Coverage	Effective Date	Expiration Date
American international WC5211079	Workers' Compensation'	04/01/2003	04/01/2004
American International WC5211080	Workers Compensation-WI	04/01/2003	04/01/2004
American International GL6128520	General Liability	04/01/2003	04/01/2004
American International AL6611970	Auto Liability	04/01/2003	04/01/2004
Affiliated FM Insurance Company EF950	Property	05/01/2003	05/01/2004
Great American Insurance Co. CRP2171212	Crime	05/01/2003	05/01/2004
AIG-American International Companies BE2987856	Umbrella	04/01/2003	04/01/2004
Zurich AEC 930345301	Excess Liability	04/01/2003	04/01/2004
USAIG 360AC-614667	Aircraft	04/01/2003	04/01/2004
National Union Fire Ins. Co. of Pittsburgh 459 34 97	D&O	07/27/2003	07/27/2004
Federal Insurance Company 8141-45-81	Fiduciary	01/01/2003	01/01/2004

Schedule 5.14
To Loan and Security Agreement

TAXES

(Gander Mountain Company)

        None

Schedule 5.18
To Loan and Security Agreement

LITIGATION

(Gander Mountain Company)

        The following are suits, actions, proceedings or investigations that are pending or threatened by or against the Borrower (excluding workers' compensation and internal investigations of employee complaints), none of which, if determined against the Borrower, would have a material adverse effect upon the Borrower's financial condition or ability to conduct its business:

Employment Matters
1.	Trone o/b/o Klinedinst v. Gander Mountain Company York, PA #215 Pennsylvania Human Relations Commission Sex discrimination and retaliation Answered July 7, 2003
2.	Rose v. Gander Mountain Company Grandville, MI #168 Michigan Department of Civil Rights Disability discrimination Answer due January 5, 2004
Enforcement Action
1.	Pending OSHA Citation Tonawanda, NY #251 New York Department of Labor Not yet issued Believed to involve hazardous materials communication and training
2.
Report of Violation
Franklin, WI #122
Bureau of Alcohol, Tobacco, Firearms and Explosives ("ATFE")
November 26, 2003
ATFE audit in April 2003 allegedly found irregularities in firearm record keeping and transfers; meeting on December 17, 2003 in Milwaukee, Wisconsin.
3.	Pending Report of Violation Utica, Ml #171 ATFE Not yet issued ATFE audit in October—November 2003 allegedly found irregularities in firearm record keeping and transfers.

General Liability Matters
1.	Johnson v. Gander Mountain, L.L.C, Brookfield, WI Store #120 Milwaukee County, Wisconsin Circuit Court Products Liability Claim Settled
2.	Threatened Litigation: Karl Lucas v. Gander Mountain Company Taylor, MI Store #175 Personal Injury File closed
3.	Ottinger v. Gander Mountain Co. Portage, Ml #176 Kalamazoo County, Michigan Circuit Court Products liability Discovery pending
4.
Soltis v. Gander Mountain Co., et al.
Twinsburg, OH #305
Cuyahoga County, Ohio Court of Common Pleas
Personal injury
Discovery pending. Waiting for Mediation Hearing date. Trial scheduled for February 9, 2004
5.	Embs v. Gander Mountain Company, et al. U.S. District Court for the Eastern Division of the Southern District of Ohio Patent infringement Answer to Complaint due December 22, 2003
Environmental Matters
1.	OSHA Citation 12741 Merrillville, IN #185 Indiana Department of Labor Serious/Non-Serious Matters With a Total Penalty of $6,000.00 Citation is Currently Under Appeal

Schedule 5.19
To Loan and Security Agreement

[Deleted]

Schedule 5.24
To Loan and Security Agreement

AFFILIATE TRANSACTIONS

(Gander Mountain Company)

Transaction	Affiliate
Leases:
Administration Office Space—Bloomington, MN	Holiday Stationstores, Inc.
Information Systems Office Space — Bloomington, MN	World Wide, Inc.
Retail Store—Burnsville, MN	Lyndale Terminal Co.
Retail Store—Fridley, MN	Lyndaie Terminal Co.
Retail Store—Bemidji, MN	Holiday Stationstores, Inc.
Shared Administrative Services:
Treasury, Risk Management, Banking, Tax, Legal, Human Resources and Benefits, Mailroom, PC and Telecommunication Support	Holiday Stationstores, Inc./ Erickson Petroleum Corporation
Insurance:
Premiums for All Coverages	Holiday Stationstores, Inc.
Other Services Paid for on an as Needed Basis:
Credit Card Processing, Copy Center, Company Airplane, Travel, Courier, Company Car, and other Similar Services as Appropriate	Holiday Stationstores, Inc./ Erickson Petroleum Corporation
Lease Guarantees:
Guarantee of Certain Real Estate Leases	Holiday Stationstores, Inc.

Schedule 5.26
To Loan and Security Agreement

ADEQUACY OF DISCLOSURE

(Gander Mountain Company)

Aggregate Minimum Lease Obligations Under Operating
Leases as of December 10, 2003 (in 000s)

2003	$18,673
2004	$24,487
2005	$24,490
2006	$24,342
2007	$23,861
Thereafter	$183,898

Total:	$299,751

Schedule 6.11

Minimum Operating Cash Row and Minimum EBITDA

Reference Period Ending On or About:	Operating Cash Flow Amount	EBITDA
November 29, 2003		$13,000,000
January 3, 2004		$18,250,000
January 31, 2004	$1,000,000	$20,000,000
February 28, 2004		$19,500,000
April 3, 2004		$19,000,000
May 1,2004		$12,500,000
May 29, 2004		$12,500,000
July 3, 2004		$13,500,000
July 31, 2004		$13,750,000
August 28, 2004		$13,250,000
October 2, 2004		$14,750,000
October 30, 2004		$17,500,000
November 27, 2004		$20,000,000
January 1, 2004		$25,250,000
January 29, 2005	$3,000,000	$26,000,000
February 26, 2005		$26,000,000
April 2, 2005		$26,000,000
April 30, 2005		$26,000,000
May 28, 2005		$26,000,000
July 2, 2005		$26,000,000
July 30, 2005		$26,000,000
August 27,2005		$26,000,000
October 1, 2005		$26,000,000
October 29, 2005		$26,000,000
November 26, 2005		$26,000,000
December 31, 2005		$26,000,000
January 28, 2006	$5,000,000	$26,000,000
February 25, 2006		$26,000,000
April 1, 2006		$26,000,000
April 29, 2006		$26,000,000
May 27, 2006		$26,000,000
July 1, 2006		$26,000,000
July 29, 2006		$26,000,000
August 26, 2006		$26,000,000
September 30, 2006		$26,000,000
October 28, 2006		$26,000,000
November 25, 2006		$26,000,000
December 30, 2006		$26,000,000
January 27, 2007	$7,000,000	$26,000,000
February 28, 2007		$26,000,000
March 31, 2007		$26,000,000
April 30, 2007		$26,000,000
May 31, 2007		$26,000,000
June 30, 2007		$26,000,000

Schedule 8.2
To Loan and Security Agreement

CREDIT CARD ARRANGEMENTS

(Gander Mountain Company)

Type of Credit Card	Name of Agreement	Date of Agreement
Visa	US Bank Merchant Member Agreement	January 1, 1999
MasterCard	US Bank Merchant Member Agreement	January 1, 1999
American Express	Agreement for American Express Card Acceptance	April 19,1995
Discover	Merchants Services Agreement	August 23, 1985
Holiday	Oral Agreement	December, 1996
Visa and MasterCard	Merchant Processing Agreement NOVA Information System, Inc. (Internet gift certificates)	October, 2001

Schedule 8.1
To Loan and Security Agreement
(Page 1 of 4)

DDA's
(Gander Mountain Company)

Control Bank Account US Bank Commercial Customer Service 9633 Lyndale Avenue South Bloomington, MN 55420 Main Office Account	XXXXXXX (612) 973-5420	Bank One Indiana-Depository (ACH'd Daily to US Bank Depository Acct) Judy Vretenar-WI contact 111 E. Wisconsin Ave Milwaukee, WI 53202 185,187	XXXXXXX (414) 765-2135
Cash Disbursements-ZBA (Funded by Control Acct) US Bank Commercial Customer Service 9633 Lyndale Avenue South Bloomington, MN 55420 Main Office Account	XXXXXXX (612) 973-5420	Bank One Ohio-Depository Acct) (ACH'd Daily to US Bank Depository Acct) Judy Vretenar-WI contact 111 E. Wisconsin Ave Milwaukee, WI 53202 192, 194, 303, 304, 305	XXXXXXX (414) 765-2135
Payroll-ZBA (Funded by Control Acct) US Bank Commercial Customer Service 9633 Lyndale Avenue South Bloomington, MN 55420 Main Office Account	XXXXXXX (612) 973-5420	Fifth Third-Depository (ACH'd Daily to US Bank Depository Acct) Jennifer Bogner 111 Lyons Street MD: RMOBGC Grand Rapids, MI 49503 168, 173, 176, 178, 179	XXXXXXX (616) 653-5706
Firearm Purchase ZBA (Funded by Control Acct) US Bank Commercial Customer Service 9633 Lyndale Avenue South Bloomington, MN 55420 Main Office Account	XXXXXXX (612) 973-5420	Williamsport National- Depository (ACH'd Daily to US Bank Depository Acct) Sue Ellen 867 Lycoming Mall Drive Pennsdale, PA 17756 216	XXXXXXX (570) 546-7400

Schedule 8.1
To Loan and Security Agreement
(Page 2 of 4)

Store Depository-Blocked
Acct
(ZBA Acct to Control Acct
nightly)
US Bank
Commercial Customer Service
9633 Lyndale Avenue South
Bloomington, MN 55420

126,132,142,145,361,363,365,366,
480,483,485,491,492,493,494,497,499	XXXXXXX (612) 973-5420	Citizens National-Depository (ACH'd Daily to US Bank Depository Acct) Evelyn Lehman 736 Chambersburg Mall Chambersburg, PA 17201 220	XXXXXXX (717) 263-6401
Bank One Wisconsin- Depository (ACH'd Daily to US Bank Depository Acct) Judy Vretenar-WI contact 111 E. Wisconsin Ave Milwaukee, WI 53202 110,120,121,122,130,135,150,151,155	XXXXXXX (414) 765-2135	National City Illinois-Depository (ACH'd Daily to US Bank Depository Acct) Nichole Alton 301 S.W. Adams Street Locator 50-CP02-17 Peoria, IL 61602-1500 280,281,284	XXXXXXX (309) 655-5135
Bank One Michigan- Depository (ACH'd Daily to US Bank Depository Acct) Customer Service 111 E. Wisconsin Ave Milwaukee, WI 53202 170,171,172,174,175,177	XXXXXXX (313) 226-0040	National City Ohio-Depository (ACH'd Daily to US Bank Depository Nichole Alton 301 S.W. Adams Street Locator 50-CP02-17 Peoria, IL 61602-1500 190,191,195	XXXXXXX (309) 655-5135
National City Michigan- Depository (ACH'd Daily to US Bank Depository Acct) Nichole Alton 301 S.W. Adams Street Locator 50-CP02-17 Peoria, IL 61602-1500 169	XXXXXXX (309) 655-5135

Schedule 8.1
To Loan and Security Agreement
(Page 3 of 4)

National City Pennsylvania- Depository (ACH'd Daily to US Bank Depository Acct) Nichole Alton 301 S.W. Adams Street Locator 50-CP02-17 Peoria, IL 61602-1500 200,202,203,204,206	XXXXXXX (309) 655-5135
Commerce Bank-Depository (ACH'd Daily to US Bank Depository Acct) Kristi 2100 York Crossing Bank P.O. Box 1923 York, PA 17405 215,218	XXXXXXX (717) 767-7700
First National Community- Depository (ACH'd Daily to US Bank Depository Acct) Gigi 102 E. Drinker Street Dunmore, PA 18512-2491 210	XXXXXXX (570) 348-4880
Northland Community Bank (ACH'd Daily to US Bank Control Acct) Peggy 1080 Paul Bunyan Dr NW Bemidji, MN 56619 484	XXXXXXX (218) 444-9456
Fleet Bank (ACH'd Daily to Fleet Control Acct) Suzanne 100 Federal Street Boston, MA 02110 251,254	XXXXXXX (401) 278-2944

Schedule 8.1
To Loan and Security Agreement
(Page 4 of 4)

Baraboo National Bank (ACH'd Daily to US Bank Control Acct) Maggie Youngquist 101 3rd Ave P O Box 50 Baraboo, WI 53913 152	XXXXXXX (608) 356-7703

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AMENDMENT AGREEMENT NO. 3